EXHIBIT 1.01

Flextronics International Ltd.

Conflict Minerals Report

For the reporting period from January 1 to December 31, 2015

1.   INTRODUCTION

This Conflict Minerals Report (the “Report”) of Flextronics International Ltd. (the “Company,” “we,” “us,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2015 (the “Reporting Period”).  The U.S. Securities and Exchange Commission (“SEC”) adopted Rule 13p-1 in 2012 to implement reporting and disclosure requirements related to certain minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Rule 13p-1 requires the disclosure of certain information by SEC registrants (“Registrants”) that manufacture or contract to manufacture products that use minerals specified in Rule 13p-1 that are necessary to the functionality or production of these products (“Necessary Conflict Minerals”).  These minerals are columbite-tantalite (coltan), cassiterite, wolframite, gold, and their derivatives, which are limited to tantalum, tin, and tungsten (collectively, the “Conflict Minerals”). Rule 13p-1 identifies certain countries from which Conflict Minerals are sourced as “Covered Countries” and requires Registrants to determine, among other things, whether their Necessary Conflict Minerals originated in any Covered Country and fund “Armed Groups” (as such term is defined in Rule 13p-1). Covered Countries are the Democratic Republic of the Congo (the “DRC”) and countries adjoining the DRC.  The reporting requirements of Rule 13p-1 apply to Registrants regardless of the geographic origin of their Necessary Conflict Minerals and whether or not such Necessary Conflict Minerals fund Armed Groups in a Covered Country.

Rule 13p-1 requires Registrants to conduct, in good faith, a “reasonable country of origin inquiry,” or “RCOI,” with respect to their Necessary Conflict Minerals.  The purpose of the RCOI is to determine whether any of the Registrant’s Necessary Conflict Minerals originated in a Covered Country or are from recycled or scrap sources.

If, based on its RCOI, a Registrant knows that any of its Necessary Conflict Minerals originated in a Covered Country and is not from recycled or scrap sources, or has reason to believe that its Necessary Conflict Minerals may have originated in a Covered Country and has reason to believe that such Necessary Conflict Minerals may not be from recycled or scrap sources, the Registrant must exercise due diligence on the source and chain of custody of its Necessary Conflict Minerals, in accordance with a nationally or internationally recognized due diligence framework, if such a framework is available for the particular Conflict Mineral.  Rule 13p-1 describes further actions a Registrant must take based on the results of its due diligence on the source and chain of custody of its Conflict Minerals.

We design, build, ship and service complete packaged consumer electronics and industrial products for original equipment manufacturers (“OEMs”).  We manufacture or contract to manufacture many products that use Necessary Conflict Minerals.  We primarily purchase component parts and generally do not purchase raw ore or unrefined Conflict Minerals.  We generally do not have direct contractual relationships with the originating mines or smelters of the Conflict Minerals that end up in our products.  These mines are many layers upstream from us in our global supply chain, and therefore we need to rely on our thousands of direct suppliers as well as industry initiatives for source information on the Conflict Minerals in our products.  In addition, many of our customers require us to use their chosen suppliers in the manufacture of their products and we typically do not have direct contractual relationships with these suppliers.  In such cases we must rely on the cooperation of our customers and their designated suppliers for Conflict Minerals source information.

In accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “OECD Guidance”), the internationally recognized standard on which our Company’s Conflict Mineral Compliance system is based, we support an industry initiative that audits Conflict Minerals smelters’ and refiners’ due diligence activities.  That industry initiative is the Electronics Industry Citizenship Coalition’s (“EICC”) and Global e-Sustainability Initiative’s (“GeSI”) Conflict-Free Sourcing Initiative (“CFSI”). The data on which we relied for certain statements in this report was obtained through our membership in the CFSI, using the RCOI report for member “FLEX.”  We are a full member of the EICC and held a Board seat in the organization until November 2015, and are also a member of the CFSI.  We embrace and support the CFSI’s due diligence and reporting process to encourage transparency throughout the supply chain.

2.  RCOI PROCESS AND RESULTS

For products manufactured during the Reporting Period, we performed a RCOI on our Necessary Conflict Minerals.  We utilized the CFSI’s Conflict Minerals Reporting Template (“CMRT”) to query the suppliers identified in the assessment of our supply chain as to the sources of the Necessary Conflict Minerals in the products they supply to us.  After collecting responses to our CMRT queries from suppliers, we evaluated the responses for completeness and plausibility, and we engaged in follow-up communications with suppliers as appropriate.  Some suppliers provided us with “company-level” CMRT responses that include Conflict Minerals information for all products sold by the supplier to its customers even though we may have purchased only a limited subset of such products from the supplier.

Based on our RCOI described above, we have reason to believe that some of these Conflict Minerals may have originated in the Covered Countries, and may not be from recycled or scrap sources.

3.  DUE DILIGENCE PROCESS

Based on the results of our RCOI, and as required by Rule 13p-1, we conducted due diligence on the source and chain of custody of our Necessary Conflict Minerals (“Due Diligence”) to ascertain whether these Conflict Minerals originated in the Covered Countries and finance or otherwise benefited Armed Groups in any of these countries.

3.1 Design of Our Due Diligence Measures

Our Due Diligence measures have been designed to conform with the OECD Guidance, as applicable for tin, tantalum, tungsten, gold and downstream companies (as the term is defined in the OECD Guidance).  The design of our Due Diligence measures incorporates the following five-step framework as outlined in the OECD Guidance:

1.              Establish strong company management systems.

2.              Identify and assess risks in the supply chain.

3.              Design and implement a strategy to respond to identified risks.

4.              Carry out independent third-party audit of smelters’/refiners’ due diligence practices by participating in industry-driven initiatives.

5.              Report annually on supply chain due diligence.

3.2 Due Diligence Measures Performed

Our Due Diligence measures performed during the Reporting Period include:

•                  Our continued efforts to manage the Company’s Conflict Minerals Compliance program through our Conflict Minerals Working Group which consists of cross-functional team member representatives from our compliance, corporate social and environmental responsibility, procurement, internal audit and legal groups;

•                  Continued development of our compliance management framework and implementation plan, including business processes and IT systems to manage information requests and data sharing with customers and suppliers, consistent with the Company’s Conflict Minerals Policy, as described below;

•                  Ongoing engagement with customers and suppliers to remove smelters from the supply base, as necessary; and

•                  Participation in industry group initiatives to help define and clarify industry standards.

In addition, we communicated our Conflict Minerals Policy to our suppliers who supply us components containing Conflict Minerals.  Our Conflict Minerals Policy includes the following:

•                  Our expectation that our suppliers source from socially responsible suppliers;

•                  Our expectation that our suppliers have policies and procedures in place to ensure that products and parts supplied to us are “DRC Conflict-free” (as such term is defined in Rule 13p-1);

•                  Our expectation that our suppliers provide all necessary due diligence information to confirm that all Conflict Minerals supplied to us are DRC Conflict-free;

•                  Our expectation that our suppliers pass these requirements on to their supply chain; and

•                  Statement that the above requirements are taken into consideration when selecting and retaining suppliers.

A copy of our conflict minerals policy is publicly available on our website at www.flextronics.com/supplier-information/supplier-quality.

We surveyed 5,603 suppliers of components containing Conflict Minerals, representing approximately 88% of our global direct materials spend for the Reporting Period.  As with our RCOI, we used the CMRT to collect information from these suppliers regarding the sources of the Necessary Conflict Minerals in the products they supply to us, including the processing smelters or refiners (“SORs”) and countries and mines of origin of such Conflict Materials.

Of the 5,603 suppliers surveyed, we received responses from 2,778 suppliers.  We evaluated the responses for plausibility, consistency and completeness, especially in terms of the reported Conflict Minerals content, and the origin of the Conflict Minerals.  We also checked the conflict-free status of SORs on the CFSI’s website.

We followed-up with the suppliers surveyed, to the extent possible, on missing and inconsistent information, implausible statements regarding no presence of Conflict Minerals, incomplete data provided, responses that did not identify SORs, responses that indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as SORs but not verified as such through further analysis and research.  In addition, we followed-up on cases where the supplier reported that a SOR does not source Necessary Conflict Minerals from the Covered Countries and the reported sourcing country is not a known reserve for the given Conflict Mineral.

If a supplier did not provide the information requested, we initiated an escalation process.  The escalation process included contacting alternate persons at the supplier, enlisting help from other Company locations engaged with the supplier, obtaining assistance from our global commodity team, and working with our customer(s) to contact the suppliers.

Based on our supplier survey, follow-up and, if necessary, escalation procedures as described above, we estimate that we had reliable responses from 2675 suppliers, representing approximately 67% of our global direct materials spend for the Reporting Period, which we used to make our due diligence determination as required under Rule 13p-1.

We also reported to the Audit Committee of the Company’s Board of Directors with respect to our Due Diligence processes and compliance activities.

4. DUE DILIGENCE DETERMINATION

Based on the Due Diligence performed on certain of our products offered in our business groups as described below, we were unable to determine whether the Necessary Conflict Minerals contained in such products (not including Conflict Minerals that originated from recycled or scrap sources) originated in the Covered Countries, or, if they did originate in the Covered Countries, whether the mining or trade of such Conflict Minerals directly or indirectly finance or otherwise benefit Armed Groups in the Covered Countries.

4.1.1 Product Descriptions

We are a globally-recognized leading provider of innovative design, engineering, manufacturing, and supply chain services and solutions that span from sketch to scale; that is, from conceptual sketch to full-scale production.  We design, build, ship and service complete packaged consumer electronics and industrial products for OEMs, through our activities in the following business groups:

•                  High Reliability Solutions — which is comprised of our medical business including medical equipment, disposables, drug delivery and diagnostics; our automotive business, including automotive electronics, automotive lighting and power electronics; and our defense and aerospace business, which is focused on defense, civil aviation and homeland security;

•                  Consumer Technologies Group — which includes our mobile devices business, including smart phones; our consumer electronics business, including connected living, wearable electronics, digital health, game consoles and connectivity devices; and our high-volume computing business, including various supply chain solutions for notebook personal computing, tablets and printers;

•                  Industrial and Emerging Industries — which is comprised of semiconductor and capital equipment, office solutions, household industrial and lifestyle, industrial automation and kiosks, energy and metering and lighting; and

•                  Communications & Enterprise Compute (formerly referred to as Integrated Network Solutions) — which includes radio access base stations, remote radio heads and small cells for wireless infrastructure; optical, routing, broadcasting and switching products for the data and video network; server and storage platforms for both enterprise and cloud based deployments; next generation storage and security appliance products; and rack level solutions, converged infrastructure and software defined product solutions.

4.1.2 Smelters or Refiners; Countries of Origin of Conflict Minerals

As noted above, as part of our Due Diligence, we received and validated Conflict Minerals declarations from 2,675 of our suppliers. These declarations include a total of approximately 187 smelters and 129 refiners. Among these 316 SORs provided in the declarations, approximately 84.2% either have been certified as compliant with the Conflict-Free Smelter Program’s (“CFSP”) assessment protocols or have committed to undergo a CFSP audit.

As many of these declarations are company-wide and not product specific, we believe these declarations may include SORs, and countries of origin for their Conflict Minerals, that do not provide the materials that are used in our products.  Due to the many company-wide declarations and the multiple levels of suppliers in our supply chain, we are unable to determine with certainty at this time which SORs or which countries of origin listed in the declarations actually provide the specific Conflict Minerals used in our products.  The SORs identified by our suppliers in their declarations, as well as the countries of origin for their Conflict Minerals, are set forth in the Appendix to this Report.

4.1.3 Due Diligence Improvement Efforts

We expect to take the following steps, among others, to continue to improve our due diligence processes and further mitigate the risk that our Conflict Minerals finance or otherwise benefit Armed Groups in the Covered Countries:

•                  Increase supplier outreach as well as the number and quality of supplier survey responses;

•                  Support customers with their specific initiatives within their supply base;

•                  Improve quality check of and follow-up process on suppliers’ survey responses;

•                  Inform and encourage smelters and refiners to participate in conflict-free industry initiatives such as the CFSI;

•                  Actively participate in and support industry trade groups to help bolster awareness and communication throughout the supply chain;

•                  Train and educate our suppliers on our ongoing expectations regarding conflict-free sourcing;

•                  Reconsider our partnerships with suppliers who do not comply with our Conflict Minerals Policy; and

•                  Continue to refine our due diligence processes in accordance with the OECD Guidelines and supplements.

Appendix

Smelters and Refiners

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
1	Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES	CID000015
2	Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
3	Gold	Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
4	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
5	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
6	Gold	AngloGold Ashanti Córrego do Sítio Mineração	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
7	Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
8	Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND	CID000077
9	Gold	Asahi Pretec Corporation	Asahi Pretec Corporation	JAPAN	CID000082
10	Gold	Asahi Refining Canada Limited	Asahi Refining Canada Limited	CANADA	CID000924
11	Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	UNITED STATES	CID000920
12	Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN	CID000090
13	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
14	Gold	AURA-II	AURA-II	UNITED STATES	CID002851
15	Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113
16	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
17	Gold	Boliden AB	Boliden AB	SWEDEN	CID000157
18	Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176
19	Gold	Caridad	Caridad	MEXICO	CID000180

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
20	Gold	CCR Refinery - Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
21	Gold	Cendres + Métaux SA	Cendres + Métaux SA	SWITZERLAND	CID000189
22	Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233
23	Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264
24	Gold	Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
25	Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
26	Gold	Do Sung Corporation	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
27	Gold	Doduco	DODUCO GmbH	GERMANY	CID000362
28	Gold	Dowa	Dowa	JAPAN	CID000401
29	Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
30	Gold	Emirates Gold DMCC	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
31	Gold	Faggi Enrico S.p.A.	Faggi Enrico S.p.A.	ITALY	CID002355
32	Gold	Fidelity Printers and Refiners Ltd.	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
33	Gold	FSE Novosibirsk Refinery	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
34	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
35	Gold	Geib Refining Corporation	Geib Refining Corporation	UNITED STATES	CID002459
36	Gold	Great Wall Precious Metals Co,. LTD.	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
37	Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312
38	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
39	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
40	Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694
41	Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	CHINA	CID000707

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
42	Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
43	Gold	Hunan Chenzhou Mining Industry Co. Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
44	Gold	Hwasung CJ Co., Ltd.	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
45	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
46	Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
47	Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814
48	Gold	Japan Mint	Japan Mint	JAPAN	CID000823
49	Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA	CID000855
50	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
51	Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
52	Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
53	Gold	Kaloti Precious Metals	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
54	Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
55	Gold	Kazzinc	Kazzinc	KAZAKHSTAN	CID000957
56	Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES	CID000969
57	Gold	KGHM Polska Miedź Spółka Akcyjna	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
58	Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
59	Gold	Korea Metal Co., Ltd.	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
60	Gold	Korea Zinc Co. Ltd.	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	CID002605
61	Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
62	Gold	L’ azurde Company For Jewelry	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032
63	Gold	Lingbao Gold Company Limited	Lingbao Gold Company Limited	CHINA	CID001056

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
64	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
65	Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
66	Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
67	Gold	Materion	Materion	UNITED STATES	CID001113
68	Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
69	Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
70	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
71	Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
72	Gold	Metalor Technologies SA	Metalor Technologies SA	SWITZERLAND	CID001153
73	Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	CID001157
74	Gold	Met-Mex Penoles, S.A.	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
75	Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001188
76	Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
77	Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
78	Gold	Morris and Watson	Morris and Watson	NEW ZEALAND	CID002282
79	Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
80	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
81	Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
82	Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN	CID001259

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
83	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
84	Gold	Ohio Precious Metals, LLC	Elemetal Refining, LLC	UNITED STATES	CID001322
85	Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
86	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
87	Gold	PAMP SA	PAMP SA	SWITZERLAND	CID001352
88	Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
89	Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
90	Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
91	Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND	CID001498
92	Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
93	Gold	Remondis Argentia B.V.	Remondis Argentia B.V.	NETHERLANDS	CID002582
94	Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES	CID002510
95	Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534
96	Gold	SAAMP	SAAMP	FRANCE	CID002761
97	Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES	CID001546
98	Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
99	Gold	SAMWON METALS Corp.	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
100	Gold	SAXONIA Edelmetalle GmbH	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
101	Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
102	Gold	SEMPSA Joyería Platería SA	SEMPSA Joyería Platería SA	SPAIN	CID001585
103	Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
104	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
105	Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
106	Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN	CID002516
107	Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES	CID001754
108	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
109	Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
110	Gold	Sudan Gold Refinery	Sudan Gold Refinery	SUDAN	CID002567
111	Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
112	Gold	T.C.A S.p.A	T.C.A S.p.A	ITALY	CID002580
113	Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
114	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
115	Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
116	Gold	Tony Goetz NV	Tony Goetz NV	BELGIUM	CID002587
117	Gold	Torecom	Torecom	KOREA, REPUBLIC OF	CID001955
118	Gold	Umicore Brasil Ltda.	Umicore Brasil Ltda.	BRAZIL	CID001977
119	Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314
120	Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
121	Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
122	Gold	Valcambi SA	Valcambi SA	SWITZERLAND	CID002003
123	Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
124	Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	GERMANY	CID002778
125	Gold	Yamamoto Precious Metal Co., Ltd.	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
126	Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	JAPAN	CID002129
127	Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
128	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
129	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
130	Tantalum	Changsha Southern	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
131	Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
132	Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES	CID002504
133	Tantalum	Duoluoshan	Duoluoshan	CHINA	CID000410
134	Tantalum	E.S.R. Electronics	E.S.R. Electronics	UNITED STATES	CID002590
135	Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	CID000456
136	Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460
137	Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	CHINA	CID002505
138	Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN	CID002558
139	Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES	CID002557
140	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
141	Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544
142	Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545
143	Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
144	Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
145	Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES	CID002548

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
146	Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549
147	Tantalum	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
148	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
149	Tantalum	Hi-Temp	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
150	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
151	Tantalum	Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material	CHINA	CID002842
152	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
153	Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
154	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
155	Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539
156	Tantalum	KEMET Blue Powder	KEMET Blue Powder	UNITED STATES	CID002568
157	Tantalum	King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
158	Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076
159	Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
160	Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001175
161	Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	CID001192
162	Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA	CID001200
163	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
164	Tantalum	Plansee SE Liezen	Plansee SE Liezen	AUSTRIA	CID002540
165	Tantalum	Plansee SE Reutte	Plansee SE Reutte	AUSTRIA	CID002556
166	Tantalum	QuantumClean	QuantumClean	UNITED STATES	CID001508
167	Tantalum	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
168	Tantalum	RFH Tantalum Smeltry Co., Ltd.	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
169	Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
170	Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	CID001869
171	Tantalum	Telex Metals	Telex Metals	UNITED STATES	CID001891
172	Tantalum	Tranzact, Inc.	Tranzact, Inc.	UNITED STATES	CID002571
173	Tantalum	Ulba	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
174	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
175	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
176	Tantalum	Zhuzhou Cemented Carbide	Zhuzhou Cemented Carbide	CHINA	CID002232
177	Tin	Alpha	Alpha	UNITED STATES	CID000292
178	Tin	An Thai Minerals Company Limited	An Thai Minerals Company Limited	VIET NAM	CID002825
179	Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
180	Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	CID000228
181	Tin	China Rare Metal Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
182	Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA	CID001070
183	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
184	Tin	Cooper Santa	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
185	Tin	CV Ayi Jaya	CV Ayi Jaya	INDONESIA	CID002570
186	Tin	CV Dua Sekawan	CV Dua Sekawan	INDONESIA	CID002592
187	Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306
188	Tin	CV Justindo	PT Justindo	INDONESIA	CID000307

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
189	Tin	CV Nurjanah	PT Aries Kencana Sejahtera	INDONESIA	CID000309
190	Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313
191	Tin	CV Tiga Sekawan	CV Tiga Sekawan	INDONESIA	CID002593
192	Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315
193	Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA	CID002455
194	Tin	Dowa	Dowa	JAPAN	CID000402
195	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
196	Tin	Elmet S.L.U. (Metallo Group)	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
197	Tin	EM Vinto	EM Vinto	BOLIVIA	CID000438
198	Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL	CID000448
199	Tin	Feinhütte Halsbrücke GmbH	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
200	Tin	Fenix Metals	Fenix Metals	POLAND	CID000468
201	Tin	Gejiu Fengming Metalurgy Chemical Plant	Gejiu Fengming Metalurgy Chemical Plant	CHINA	CID002848
202	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
203	Tin	Gejiu Zi-Li	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
204	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
205	Tin	HuiChang Hill Tin Industry Co., Ltd.	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
206	Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
207	Tin	Kai Unita Trade Limited Liability Company	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
208	Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
209	Tin	Magnu’s Minerais Metais e Ligas Ltda.	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
210	Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
211	Tin	Melt Metais e Ligas S/A	Melt Metais e Ligas S/A	BRAZIL	CID002500
212	Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	UNITED STATES	CID001142
213	Tin	Metallo-Chimique N.V.	Metallo-Chimique N.V.	BELGIUM	CID002773
214	Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173
215	Tin	Minsur	Minsur	PERU	CID001182
216	Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191
217	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
218	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
219	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
220	Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
221	Tin	Operaciones Metalurgical S.A.	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
222	Tin	Phoenix Metal Ltd.	Phoenix Metal Ltd.	RWANDA	CID002507
223	Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	CID001393
224	Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399
225	Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
226	Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402
227	Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
228	Tin	PT Bangka Prima Tin	PT Bangka Prima Tin	INDONESIA	CID002776
229	Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
230	Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
231	Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421
232	Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	CID001424
233	Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428
234	Tin	PT Cipta Persada Mulia	PT Cipta Persada Mulia	INDONESIA	CID002696
235	Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434
236	Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
237	Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	CID001442
238	Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA	CID002530
239	Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448
240	Tin	PT Kijang Jaya Mandiri	PT Kijang Jaya Mandiri	INDONESIA	CID002829
241	Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453
242	Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457
243	Tin	PT Pelat Timah Nusantara Tbk	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
244	Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458
245	Tin	PT REFINED BANGKA TIN	PT Refined Bangka Tin	INDONESIA	CID001460
246	Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463
247	Tin	PT Seirama Tin Investment	PT Seirama Tin Investment	INDONESIA	CID001466
248	Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468
249	Tin	PT Sukses Inti Makmur	PT Sukses Inti Makmur	INDONESIA	CID002816
250	Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471
251	Tin	PT Tambang Timah	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
252	Tin	PT Timah	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
253	Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490
254	Tin	PT Tirus Putra Mandiri	PT Tirus Putra Mandiri	INDONESIA	CID002478
255	Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493
256	Tin	PT Wahana Perkit Jaya	PT Wahana Perkit Jaya	INDONESIA	CID002479
257	Tin	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
258	Tin	Rui Da Hung	Rui Da Hung	TAIWAN	CID001539
259	Tin	Soft Metais Ltda.	Soft Metais Ltda.	BRAZIL	CID001758

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
260	Tin	Thailand Smelting & Refining Co Ltd	Thaisarco	THAILAND	CID001898
261	Tin	The Gejiu cloud new colored electrolytic	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
262	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
263	Tin	VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
264	Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
265	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
266	Tin	Yunnan Tin Company, Ltd.	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
267	Tungsten	A.L.M.T. TUNGSTEN Corp.	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
268	Tungsten	ACL Metais Eireli	ACL Metais Eireli	BRAZIL	CID002833
269	Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
270	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
271	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
272	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
273	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
274	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
275	Tungsten	Ganxian Shirui New Material Co., Ltd.	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
276	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
277	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
278	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
279	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
280	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
281	Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
282	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
283	Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541
284	Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
285	Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
286	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
287	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578
288	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
289	Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
290	Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN	CID000825
291	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
292	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
293	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
294	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
295	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
296	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
297	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
298	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
299	Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES	CID000966
300	Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES	CID000105
301	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
302	Tungsten	Moliren Ltd	Moliren Ltd	RUSSIAN FEDERATION	CID002845
303	Tungsten	Niagara Refining LLC	Niagara Refining LLC	UNITED STATES	CID002589
304	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
305	Tungsten	Philippine Chuangin Industrial Co., Inc.	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	CID002827
306	Tungsten	Pobedit, JSC	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
307	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538
308	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
309	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
310	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
311	Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044

No.	Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter ID
312	Tungsten	Woltech Korea Co., Ltd.	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
313	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
314	Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
315	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
316	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Countries of Origin

Angola

Argentina

Australia

Austria

Belgium

Bolivia

Brazil

Burundi

Cambodia

Canada

Central African Republic

Chile

China

Colombia

Côte D’Ivoire

Czech Republic

Djibouti

Ecuador

Egypt

Estonia

Ethiopia

France

Germany

Guyana

Hungary

India

Indonesia

Ireland

Israel

Japan

Kazakhstan

Kenya

Laos

Luxembourg

Madagascar

Malaysia

Mongolia

Mozambique

Myanmar

Namibia

Netherlands

Nigeria

Peru

Republic of Congo

Russia

Rwanda

Sierra Leone

Singapore

Slovakia

South Africa

South Korea

South Sudan

Spain

Suriname

Switzerland

Taiwan

Tanzania

Thailand

Uganda

United Kingdom

United States of America

Vietnam

Zambia

Zimbabwe